UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2016

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Resignation of Franklin H. Top, Jr., M.D. as a Member of the Board of Directors

On September 20, 2016, Franklin H. Top, Jr., M.D., notified the board of directors of GlycoMimetics, Inc. (the “Registrant”) of his intention not to seek re-election as a director of the Registrant.  Dr. Top’s term as a director will cease at the conclusion of the Registrant’s 2017 Annual Meeting of Stockholders.  Dr. Top will also resign as the Chairman of the Nominating and Corporate Governance Committee of the Registrant’s board of directors effective January 1, 2017.  He will remain a member of the Nominating and Corporate Governance Committee until the end of his term.

“On behalf of the Board and the entire GlycoMimetics team, we wish to thank Frank for his service over the years and wish him well in his future endeavors. Frank was a founding board member of GlycoMimetics and his guidance has been invaluable to the Company,” said Rachel K. King, Chief Executive Officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: September 23, 2016		Brian M. Hahn Chief Financial Officer